EXHIBIT 1.2

                                                        DRAFT - OCTOBER 21, 1997

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.

                         UNITED OILFIELD SERVICES, INC.

                           SELECTED DEALERS AGREEMENT

                                                              ____________, 1997

Dear Ladies and Gentlemen:

         1. D.E. FREY & COMPANY, INC., named as the Underwriter in the enclosed Preliminary Prospectus (the "Underwriter"), proposes to offer on a best efforts basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,000,000 shares of the $0.01 par value common stock (the "Shares") of UNITED OILFIELD SERVICES, INC. (the "Company"). The Shares are more particularly described in the enclosed Preliminary Prospectus, additional copies of which as well as the Prospectus (after effective date) will be supplied in reasonable quantities upon request.

         2. The Underwriter is soliciting offers to buy, upon the terms and conditions hereof, for a part of the Shares from Selected Dealers, who are to act as broker on behalf of purchasers of the Shares, including you, who are registered with the Securities and Exchange Commission (the "Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended, and members in good standing with the National Association of Securities Dealers, Inc. (the "NASD"). Shares are to be offered at a price of $_____ a share. Selected Dealers will be allowed a concession of not less than ___% of the offering price. You will be notified of the precise amount of such concession prior to the effective date of the Registration Statement. The offer is solicited subject to the issuance and delivery of the Shares, their acceptance by the Underwriter, completion of the offering on a best efforts, all or nothing basis, and to the approval of legal matters by counsel and to the terms and conditions as herein set forth.

         3. Your offer to purchase as broker on behalf of purchasers, if made prior to the effective date of the registration statement, may be revoked in whole or in part without obligation or commitment of any kind by you any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Shares has become effective with the Securities and Exchange Commission. Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase in the capacity of broker on behalf of the purchaser the number of Shares set forth in your offer on the basis set forth in paragraph 2 above. Any oral offer to purchase made by you shall be deemed subject to this Agreement and shall be confirmed by you by the subsequent execution and return of this Agreement. Any oral notice by us of acceptance of your offer shall be followed by written or telegraphic confirmation preceded or accompanied by a copy of the prospectus. lf a contractual commitment arises

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                                                        DRAFT - OCTOBER 21, 1997

hereunder, all the terms of this Selected Dealers Agreement shall be applicable. All references hereafter in this Agreement to the purchase and sale of Shares assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

         4. Any of the Shares purchased pursuant to this Agreement are to be at the public offering price, subject to the terms hereof. Shares shall not be offered or sold by you below the public offering price before the termination of this Agreement.

         5. Unless all of the Shares, as set forth in the Registration Statement and Prospectus, are sold within 30 days after the Effective Date (which period may be extended for an additional period not to exceed 30 days by mutual agreement between the Company and the Underwriter), the agency between the Company and the Underwriter will terminate. If the agency between the Company and the Underwriter terminates, the full proceeds which have been paid for the Shares shall be returned to the purchasers. Prior to the sale of all of the Shares, all proceeds received from the sale of the Shares will be deposited into an escrow account entitled "United Oilfield Services, Inc. Escrow Account" with Colorado State Bank, N.A., Denver, Colorado, as escrow agent (the "Escrow Agent"). The Company, the Underwriter and the Escrow Agent, will, prior to the beginning of the offering of the Shares, enter into a fund escrow agreement, certain provisions of which will be binding upon you. On behalf of the Underwriter, you agree to promptly deliver the funds to the Escrow Agent and otherwise cooperate in such delivery and perform such other procedures as may be requested by the Underwriter, in accordance with the escrow agreement and Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended. Until all of the Shares are sold, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of the Shares, deliver the same to the Escrow Agent by noon of the next business day following the receipt, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Shares purchased and the amount paid therefor. Any checks, drafts or money orders received which are made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. Certificates for the securities shall be delivered as soon as practicable after delivery instructions are received by the Underwriter.

         6. A registration statement covering the offering has been filed with the Securities and Exchange Commission in respect to the Shares. You will be promptly advised when the registration statement becomes effective. Each Selected Dealer in selling Shares pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Underwriter to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Shares. Nothing contained herein shall render the Selected Dealers a member of the Underwriting Group or partners with the Underwriter or with one another.

         7. You will be informed by us as to the states in which we have been advised by counsel the Shares have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Shares in any state.

                                       -2-

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                                                        DRAFT - OCTOBER 21, 1997

         8. The Underwriter shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Underwriter shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

         9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell any Shares, except in accordance with the provisions of paragraph 3 hereof.

         10. You represent that you are a member in good standing of the NASD and registered as a broker-dealer with the Commission. Your attention is called to the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD, including the interpretation with respect to "Free-Riding and Withholding"; ( b) Section 10(b) of the 1934 Act and Rules 10b-6 and 10b-10 of the general rules and regulations promulgated under said Act; (c) Securities Act Release #3907: (d) Securities Act Release #4150; and (e) Securities Act Release #4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of shares from you at least 48 hours prior to the time you expect to mail confirmations. You, if a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Shares.

         11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Shares in the open market or otherwise make a market in the Shares or otherwise attempt to induce others to purchase shares in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         12. All communications from you should be directed to us at the office of the D.E. Frey & Company, Inc., 1700 Lincoln Street, Suite 2200, Denver, Colorado 80203. All communications from us to you shall be directed to the address to which this letter is mailed.

                                          Very truly yours,

                                          D.E. FREY & COMPANY, INC.

                                          By:__________________________
                                               Dale E. Frey, President

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                                                        DRAFT - OCTOBER 21, 1997
                                OFFER TO PURCHASE

         The undersigned does hereby offer to purchase (subject to the right to revoke as set forth in paragraph 3) __________________* Shares in accordance with the terms and conditions set forth above.


                                          --------------------------------

                                          By:_____________________________

                                          name:___________________________

                                          title:__________________________

______________________________
* If a number appears here which does not correspond with what you wish to offer to purchase, you may change the number to a lesser or mutually agreed upon number by crossing out the number, inserting such different number, and initialing the change.

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